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                                                               EXHIBIT 10(e)(ii)





                         CONSOLIDATED STORES CORPORATION
                                  The Company,

                                       and

                              THE BANK OF NEW YORK
                                  The Trustee,

                                   ----------

                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of January 22, 1997

                                   ----------

                                  $100,000,000

                          7% Senior Subordinated Notes
                                 due May 4, 2000


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         FIRST SUPPLEMENTAL INDENTURE, dated as of January 22, 1997 (the
"Amendment"), among Consolidated Stores Corporation, an Ohio corporation (the "Company"), and The Bank of New York, a New York banking corporation (the "Trustee").

                                    RECITALS

         WHEREAS, the Company and the Trustee have entered into an Indenture dated as of May 5, 1996 (the "Indenture") relating to the Company's 7% Senior Subordinated Notes due May 4, 2000 (the "Securities");

         WHEREAS, Section 9.02 of the Indenture specifically authorizes the Company and the Trustee to amend the Indenture in the circumstances and the manner provided therein with the consent of the holders of at least a majority in aggregate principal amount of the Securities at the time outstanding or of each holder of Securities affected, as the case may be;

         WHEREAS, Nashua Hollis CVS, Inc., a New Hampshire corporation ("Nashua CVS"), the holder of all outstanding Securities, has consented to the Amendment and evidence of the written consent to this Amendment by Nashua CVS has been delivered to the Trustee by the Company; and

         WHEREAS, all corporate action required to authorize this Amendment has been duly taken by the Company and the Trustee.

         NOW, THEREFORE, the Company and the Trustee hereby agree as follows:

         SECTION 1. DEFINITIONS; REFERENCES. Capitalized terms used but not defined herein shall have the meaning given to such terms in the Indenture.

         SECTION 2. AMENDMENTS TO DEFINITIONS. Section 1.01 of the Indenture is amended by inserting, in their appropriate alphabetical positions, the following definitions:

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.


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         "Institutional Investor" means (a) any purchaser of a Security pursuant to the Note Purchase Agreement, (b) any Holder of a Security holding more than 5% of the aggregate principal amount of the Securities then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless or legal form.

         "Make-Whole Amount" shall have the meaning set forth in Section 3.08.

         "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Indenture and the Securities, or (c) the validity or enforceability of this Indenture or the Securities.

         "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

         "Note Purchase Agreement" means a Purchase Agreement to be entered into among the Company, Nashua CVS and purchasers of the Securities from Nashua CVS, whose names will be listed on the signature pages thereof, as amended or supplemented from time to time.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "Plan" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

         "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

         SECTION 3. AMENDMENT OF ARTICLE 2 OF THE INDENTURE. Section 2.04 is amended by adding, immediately following each reference to "premium", the reference "or Make-Whole Amount".

         SECTION 4. AMENDMENT OF ARTICLE 3 OF THE INDENTURE. Article 3 of the Indenture is amended as follows:

                  (a) Section 3.01 is amended and restated in its entirety to read as follows:

         Section 3.01. RIGHT TO REDEEM; NOTICES TO TRUSTEE. The Company may, at its option, upon notice as provided in Section 3.03, redeem at any time, on and after May 5, 1998, all, or from time to time thereafter any part of, the Securities, in an amount not less than 5% of the aggregate principal amount of the Securities then outstanding in the case of a partial redemption, at a Redemption Price equal to 100% of the principal amount so redeemed, plus the Make-Whole Amount determined for the Redemption Date with respect to such principal amount. If the Company elects to redeem Securities, it shall notify the Trustee in


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writing of the Redemption Date, the principal amount of Securities to be redeemed and the Redemption Price. The Company shall give the notice to the Trustee provided for in this Section 3.01 at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

                  (b) Section 3.03 of the Indenture is amended by adding the following paragraph immediately following the end of subsection (g) of the second paragraph:

                  The notice shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such redemption (calculated as if the date of such notice were the Redemption Date), setting forth the details of such computation. Two Business Days prior to such redemption, the Company shall deliver to each Holder of Securities to be redeemed a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified Redemption Date.

                  (c) by adding the following Sections 3.07 and 3.08 in their entirety immediately following Section - 3.06:

                  Section 3.07. PURCHASE OF SECURITIES. The Company will not and will not permit any Affiliate to purchase, redeem or otherwise acquire, directly or indirectly, any of the outstanding Securities except (a) upon the payment or redemption of the Securities in accordance with the terms of this Indenture and the Securities or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the Holders of all Securities at the time outstanding upon the same terms and conditions. Any such offer shall provide each Holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days. If the Holders of more than 50% of the principal amount of the Securities then outstanding accept such offer, the Company shall promptly notify the remaining Holders of such fact (the "Second Notice") and the expiration date for the acceptance by Holders of Securities of such offer shall be extended by the number of days necessary to give each such remaining Holder at least 15 Business Days from its receipt of such Second Notice to accept such offer. The Company will promptly cancel all Securities acquired by it or any Affiliate pursuant to any payment, redemption or purchase of Securities pursuant to any provision of this Agreement and no Securities may be issued in substitution or exchange for any such Securities.

                  Section 3.08. MAKE-WHOLE AMOUNT. The term "Make-Whole Amount" means, with respect to any Security, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Security over the amount of such Called Principal, PROVIDED that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                           "Called Principal" means, with respect to any
                  Security, the principal of such Security that is to be redeemed pursuant to Section 3.01 or has become or is declared to be immediately due and payable pursuant to Section 6.02, as the context requires.

                           "Discounted Value" means, with respect to the Called
                  Principal of any Security, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (ap-


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                  plied on the same periodic basis as that on which interest on the Securities is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "Reinvestment Yield" means, with respect to the Called Principal of any Security, the yield to maturity implied by
                  (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 500" on the Telerate Access Service (or such other display as may replace Page 500 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date plus 0.50%. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

                  "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "Remaining Scheduled Payments" means, with respect to the Called Principal of any Security, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, PROVIDED that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Securities, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to
                  Section 3.01 or 6.02.

                  "Settlement Date" means, with respect to the Called Principal of any Security, the date on which such Called Principal is to be redeemed pursuant to Section 3.01 or has become or is declared to be immediately due and payable pursuant to Section 6.02, as the context requires.


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         SECTION  5. AMENDMENT OF ARTICLE 4 OF THE INDENTURE. Article 4 of the
Indenture is amended as follows:

         (a) by replacing the reference in Section 4.03(a) to "The Company shall deliver to the Trustee within 120 days after the end of each of the Company's fiscal years" with the reference "Each set of financial statements filed with the Trustee and supplied to each Holder of the Securities pursuant to Section
                  4.02 shall be accompanied by".

         (b) by replacing the reference in Section 4.03(c) to "15 days" with the reference "5 days".

         (c) by adding the following Sections 4.03(e) and 4.03(f) in their entirety, immediately following Section 4.03(d):

         (e) The Company shall deliver to the Trustee promptly, and in any event within five days after an Officer becomes aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                  (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                  (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                  (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax pro visions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect.

         (f) The Company shall deliver to each Holder of Securities that is an Institutional Investor, with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Securities as from time to time may be reasonably requested by any such Holder of Securities.


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         (d)      by adding the following Sections 4.17 and 4.18, immediately following the end of Section 4.16:

                  Section 4.17. COMPLIANCE WITH LAW. The Company shall and shall cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and shall obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

                  Section 4.18. INSPECTION. The Company shall permit the representatives of each Holder of Securities that is an Institutional Investor: (a) if no Default or Event of Default then exists, at the expense of such Holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and, with the consent of the Company (which consent shall not be unreasonably withheld), to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and (b) if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

         SECTION 6. AMENDMENT OF ARTICLE 6 OF THE INDENTURE. Article 6 of the Indenture is amended as follows:

         (a) by replacing, in Section 6.01(a)(i), the reference "30 days" with the reference "more than five Business Days".

         (b) by adding, in Section 6.01(a)(ii), immediately following the reference "or premium", the reference "or Make-Whole Amount".

         (c) by replacing, in Section 6.01(c), the reference "60 days" with the reference "30 days".

         (d)      by deleting, in Section 6.01(f), the last reference "or".

         (e) by adding the following Sections 6.01(h) and 6.01(i) immediately after the end of Section 6.01(g) and immediately before the paragraph beginning with "Bankruptcy Law":


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         (h)      any representation or warranty made in writing by or on behalf of the Company or by any Officer of the Company in the Note Purchase Agreement or in any writing furnished in connection with the transactions contemplated thereby proves to have been false or incorrect in any material respect on the date as of which made; or

         (i) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $10,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Materially Adverse Effect.

                  As used in Section 6.01(i), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

         (f) by replacing, in Section 6.02, the reference "If any Event of Default under clauses (a), (b), (c), (d) or (g)" with the reference "If any Event of Default under clauses (a), (b),
                  (c), (d), (g), (h) or (i)".

         (g) by adding, in Sections 6.02, 6.03 and 6.07, immediately following each reference to "premium", the reference "or Make-Whole Amount".

         SECTION 7. AMENDMENT OF ARTICLE 8 OF THE INDENTURE. Article 8 of the Indenture is amended by adding, in Sections 8.01, 8.02 and 8.03, immediately following each reference to "premium", the reference "or Make-Whole Amount".

         SECTION 8. AMENDMENT OF ARTICLE 9 OF THE INDENTURE. Article 9 of the Indenture is amended as follows:

         (a) by adding, in Section 9.02(b), immediately following the reference to "make any change to", the reference "the calculation of the Make-Whole Amount under Section 3.08 or to".

         (b) by adding, in Section 9.02(c), immediately following the reference "premium", the reference "or Make-Whole Amount".

         (c) by adding the following Section 9.08 in its entirety, immediately following Section 9.07:


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         Section 9.08.  SOLICITATION OF HOLDERS OF SECURITIES.

         (a) The Company will provide each Holder of the Securities (irrespective of the amount of Securities then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Securities. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Article 9 to each Holder of outstanding Securities promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders of Securities.

         (b) The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Holder of Securities as consideration for or as an inducement to the entering into by any Holder of Securities or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder of Securities then outstanding even if such Holder did not consent to such waiver or amendment.

         SECTION 9. AMENDMENT OF EXHIBIT A. The form of reverse side of Security, Exhibit A to the Indenture, is amended as follows:

         (a) The first sentence of paragraph 4 is amended and restated to read as follows:

                   The Company issued the Securities under an Indenture, dated as of May 5, 1996, as amended by the First Supplemental Indenture, dated as of January 22, 1997 (the "Indenture"), between the Company and The Bank of New York (the "Trustee").

         (b) Paragraph 5 is amended and restated in its entirety to read as follows:

                   The Securities are redeemable at any time, at the option of the Company, in whole or in part, or from time to time in part, in an amount not less than 5% of the aggregate principal amount of the Securities then outstanding in the case of a partial redemption, at a Redemption Price equal to 100% of the principal amount so redeemed, plus the Make-Whole Amount determined pursuant to Section 3.08 of the Indenture for the Redemption Date with respect to such principal amount.

                   The Securities are not entitled to the benefit of any sinking fund.

         (c) Paragraph 11(a) is amended by adding, following each reference to "premium", the reference "or Make-Whole Amount".

         SECTION 10. EFFECT OF AMENDMENT. The Securities shall be entitled to the benefits of and be subject to the terms of this Amendment. The Indenture, as modified and supplemented by this Amendment, shall remain in full force and effect.

         SECTION 11. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts together shall constitute one and the same instrument.


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         SECTION 12. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

                               CONSOLIDATED STORES CORPORATION


                               By:  /s/ Michael J. Potter
                                  ----------------------------------------
                                  Name:  Michael J. Potter
                                  Title: Chief Financial Officer

                               THE BANK OF NEW YORK

                               By:  /s/ Lucille Firrincieli
                                  ----------------------------------------
                                  Name: Lucille Firrincieli
                                  Title: Assistant Vice President